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                                                                    EXHIBIT 24.2

                               POWER OF ATTORNEY

    The undersigned director of Khanty Mansiysk Oil Corporation, a Delaware corporation, hereby constitutes and appoints John B. Fitzgibbons and Andy W. Morgan and each of them, severally, as his attorney-in-fact and agent, with full power of substitution and resubstitution, in his name and on his behalf, to sign in any and all capacities this Registration Statement and any and all amendments (including post-effective amendments) and exhibits to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) and exhibits thereto, and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

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SIGNATURE                                              TITLE                             DATE
---------                                              -----                             ----
/s/ KEVIN P. WATTS
-------------------------------------------            Director                          May 24, 2001
Kevin P. Watts
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